Exhibit 99.1

NETSOL Technologies Reports Fiscal Fourth Quarter

and Full Year 2022 Financial Results

●	Total net revenues increase 4.2% to $57.2 million in FY 2022
●	Annual recurring revenue (SaaS and Support) increased to $28.3 million, up by 27.6%

CALABASAS, Calif., September 27, 2022 (GLOBE NEWSWIRE) — NETSOL Technologies, Inc. (Nasdaq: NTWK), a global business services and enterprise application solutions provider, reported results for the fiscal fourth quarter and full year ended June 30, 2022.

Fiscal Fourth Quarter 2022 and Recent Operational Highlights

●	NETSOL signed a contract with a notable Swedish bank to implement NFS Ascent® in Sweden, Norway, Denmark and Finland with an estimated value of $5 million over the five-year contract period.
●	NETSOL was awarded a contract by the Government of Khyber Pakhtunkhwa under the World Bank Funded “Khyber Pakhtunkhwa Revenue Mobilization and Public Resource Management Program” to provide a document management system. The contract is valued at approximately $2.2 million.
●	We successfully went live with our cloud-based NFS Ascent® Retail Platform for a bank in the United Kingdom. The Retail Platform constitutes both NFS Ascent® Omni Point of Sale and NFS Ascent® Contract Management System. This contract will provide additional subscription fees of approximately $1 million over the coming 5 years.
●	We went live with NFS Ascent® and NFS Ascent® Digital in New Zealand for a leading Japanese equipment manufacturer and in addition signed a statement of work which will generate approximately $1 million.
●	We onboarded another 7 dealers of a leading German Auto Manufacturer in the U.S. on our digital retailing solution OtozTM bringing the total to 24 at June 30, 2022.

Fiscal Fourth Quarter 2022 Financial Results

Total net revenues for the fourth quarter of fiscal 2022 were $13.5 million, compared with $15.4 million in the prior year period. The decrease in total net revenues was primarily driven by decreases in license revenue of $0.6 million and services revenue of $1.7 million, offset by an increase in subscription and support revenue of $0.5 million.

●	Total license fees were $0.95 million, compared with $1.5 million in the prior year period.

●	Total subscription (SaaS and Cloud) and support revenues were $6.1 million, compared with $5.6 million in the prior year period.

●	Total services revenues were $6.5 million, compared with $8.2 million in the prior year period.

Gross profit for the fourth quarter of fiscal 2022 was $4.8 million (or 36% of net revenues), compared to $7.5 million (or 49% of net revenues) in the fourth quarter of fiscal 2021. The decrease in gross profit was primarily due to a decrease in revenues of $1.8 million and an increase in cost of sales of $0.9 million driven by increases in salaries and consulting costs of $0.7 million.

Operating expenses for the fourth quarter of fiscal 2022 were $6.4 million (or 47% of sales), compared to $6.4 million (or 41% of sales) for the fourth quarter of fiscal 2021. Operating expenses remained flat as the increase in research and development costs of $0.3 million was offset by the decrease in salaries and wages of $0.3 million.

GAAP net loss attributable to NETSOL for the fourth quarter of fiscal 2022 totaled $2.2 million or $0.19 per diluted share, compared with GAAP net income of $1.9 million or $0.17 per diluted share in the fourth quarter of fiscal 2021.

Non-GAAP adjusted EBITDA for the fourth quarter of fiscal 2022 totaled $(1.4) million or $0.12 per diluted share, compared with non-GAAP adjusted EBITDA of $2.9 million or $0.26 per diluted share in the fourth quarter of fiscal 2021 (see note regarding “Use of Non-GAAP Financial Measures,” below for further discussion of this non-GAAP measure).

At June 30, 2022, cash and cash equivalents were $24 million, a decrease from $33.7 million at June 30, 2021.

Management Commentary

“We returned to revenue growth for fiscal 2022 increasing 4.2% after two years of revenue decline in fiscal years 2020 and 2021,” said NETSOL Co-Founder, Chairman and Chief Executive Officer Najeeb Ghauri. “We believe we have robust traction in the current pipeline for fiscal 2023 as we aim for double digit revenue growth. Our pipeline in the North American market is healthy and strong. We are working on potential projects for both multinational and US based major Tier 1 captive finance companies. Our Flagship NFS Ascent offering is in a strong position as we are gaining momentum both for SaaS and license offerings. Additionally, we have a robust pipeline in the European markets as our team in the UK are working diligently to secure new customers in the retail sector. We have also signed up a few more Otoz digital platforms through MINI Anywhere across the US to a total of 30 dealerships to date.”

Company CFO Roger Almond added: “Our subscription and support segment were a key growth driver during the year. As our workforce continues to return to the office across our global footprint, we expect growth will accelerate in the quarters ahead, which will require a related increase in expenses to support our increased business activity moving forward. Our cash position remains strong, providing the resources to support our core business growth as well as strategic investments in high-return, long-term opportunities, such as the promising work of the Otoz Innovation Lab.”

Conference Call

NETSOL Technologies management will hold a conference call today (September 27, 2022) at 9:00 a.m. Eastern time (6:00 a.m. Pacific time) to discuss these financial results. A question-and-answer session will follow management’s presentation.

U.S. Dial-In: 877-407-0789
International Dial-In: 201-689-8562

Please call the conference telephone number 10 minutes prior to the start time. An operator will register your name and organization.

The conference call will be webcast live and available for replay here and via the Investor Relations section of NETSOL’s website.

For interested individuals unable to join the conference call, a dial-in replay of the call will be available until October 11, 2022.

Toll-free replay number: 844-512-2921

International replay number: 412-317-6671

Replay ID: 13732869

About NETSOL Technologies

NETSOL Technologies, Inc. (Nasdaq: NTWK) is a worldwide provider of IT and enterprise software solutions primarily serving the global leasing and finance industry. The Company’s suite of applications is backed by 40 years of domain expertise and supported by a committed team of more than 1750 professionals placed in eight strategically located support and delivery centers throughout the world. NFS, LeasePak, LeaseSoft or NFS Ascent® – help companies transform their Finance and Leasing operations, providing a fully automated asset-based finance solution covering the complete finance and leasing lifecycle.

About Otoz

Otoz, a division of NETSOL Technologies Inc. (Nasdaq: NTWK), provides business-to-business, white-label technology solutions for new mobility. The Otoz suite of agile and customizable mobility solutions ranges from car sharing and subscription products to AI-enabled chatbots, allowing businesses to engage consumers and facilitate the complete transaction lifecycle intelligently and digitally. Otoz technologies empower automotive companies and start-ups to launch digital retailing and new mobility models quickly and efficiently. The technology Otoz has developed is cloud-native and supported by artificial intelligence (AI), machine learning (ML), internet of things (IoT) and blockchain. Otoz technology drives utilization, while supporting robust and efficient operations.

Forward-Looking Statements

This press release may contain forward-looking statements relating to the development of the Company’s products and services and future operating results, including statements regarding the Company that are subject to certain risks and uncertainties such as the effect of disparate stay at home orders and social distancing requirements imposed internationally by COVID-19 and its resultant impact on our financials and the world economy that could cause actual results to differ materially from those projected. The words “expects,” “anticipates,” variations of such words, and similar expressions, identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Factors that could affect the Company’s actual results include the progress and costs of the development of products and services and the timing of the market acceptance, as well as the delay in recovery or a prolonged economic downturn that effects our Company, our customers and the world economy. The subject Companies expressly disclaim any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in the company’s expectations with regard thereto or any change in events, conditions or circumstances upon which any statement is based.

Use of Non-GAAP Financial Measures

The reconciliation of Adjusted EBITDA to net income, the most comparable financial measure based upon GAAP, as well as a further explanation of adjusted EBITDA, is included in the financial tables in Schedule 4 of this press release.

Investor Relations Contact:

NetSol Technologies Investor Relations

818-222-9195

investors@netsoltech.com

NETSOL Technologies, Inc. and Subsidiaries
Schedule 1: Consolidated Balance Sheets

	As of	As of
	June 30, 2022	June 30, 2021
ASSETS
Current assets:
Cash and cash equivalents	$23,963,797	$33,705,154
Accounts receivable, net of allowance of $156,846 and $166,231	8,669,202	4,184,096
Revenues in excess of billings, net of allowance of $136,839 and $136,976	14,571,776	14,680,131
Other current assets, net of allowance of $1,243,633 and $1,243,633	2,223,361	3,009,393
Total current assets	49,428,136	55,578,774
Revenues in excess of billings, net - long term	853,601	957,603
Convertible note receivable - related party, net of allowance of $4,250,000 and $4,250,000	-	-
Property and equipment, net	9,382,624	12,091,812
Right of use of assets - operating leases	969,163	1,345,869
Long term investment	1,059,368	3,155,852
Other assets	25,546	55,127
Intangible assets, net	1,587,670	3,904,656
Goodwill	9,302,524	9,516,568
Total assets	$72,608,632	$86,606,261

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$6,813,541	$6,696,035
Current portion of loans and obligations under finance leases	8,567,145	11,366,171
Current portion of operating lease obligations	548,678	857,729
Unearned revenue	4,901,562	4,556,626
Total current liabilities	20,830,926	23,476,561
Loans and obligations under finance leases; less current maturities	476,223	699,841
Operating lease obligations; less current maturities	447,260	564,257
Total liabilities	21,754,409	24,740,659
Commitments and contingencies Stockholders’ equity:
Preferred stock, $.01 par value; 500,000 shares authorized;	-	-
Common stock, $.01 par value; 14,500,000 shares authorized; 12,196,570 shares issued and 11,257,539 outstanding as of June 30, 2022 and 12,181,585 shares issued and 11,265,064 outstanding as of June 30, 2021	121,966	121,816
Additional paid-in-capital	128,181,844	129,018,826
Treasury stock (at cost, 939,031 shares and 916,521 shares as of June 30, 2022 and June 30, 2021, respectively)	(3,920,856)	(3,820,750)
Accumulated deficit	(39,652,438)	(38,801,282)
Other comprehensive loss	(39,363,085)	(31,868,481)
Total NetSol stockholders’ equity	45,367,431	54,650,129
Non-controlling interest	5,486,792	7,215,473
Total stockholders’ equity	50,854,223	61,865,602
Total liabilities and stockholders’ equity	$72,608,632	$86,606,261

NETSOL Technologies, Inc. and Subsidiaries
Schedule 2: Consolidated Statement of Operations

	For the Years
	Ended June 30,
	2022	2021
Net Revenues:
License fees	$4,539,260	$6,249,924
Subscription and support	28,284,759	22,173,745
Services	24,423,960	26,448,171
Services - related party	-	48,775
Total net revenues	57,247,979	54,920,615

Cost of revenues:
Salaries and consultants	24,528,155	20,969,298
Travel	1,036,623	663,403
Depreciation and amortization	2,949,093	2,990,689
Other	4,996,934	3,944,197
Total cost of revenues	33,510,805	28,567,587

Gross profit	23,737,174	26,353,028

Operating expenses:
Selling and marketing	7,220,022	6,555,004
Depreciation and amortization	863,180	965,625
General and administrative	15,390,141	15,437,382
Research and development cost	1,342,154	674,168
Total operating expenses	24,815,497	23,632,179

Income (loss) from operations	(1,078,323)	2,720,849

Other income and (expenses)
Loss on sale of assets	(205,288)	(191,935)
Interest expense	(369,801)	(394,289)
Interest income	1,655,883	1,017,432
Gain (loss) on foreign currency exchange transactions	4,327,590	(597,433)
Share of net loss from equity investment	(2,021,480)	(253,819)
Other income (expense)	(218,840)	987,444
Total other income (expenses)	3,168,064	567,400

Net income before income taxes	2,089,741	3,288,249
Income tax provision	(988,938)	(1,026,617)
Net income	1,100,803	2,261,632
Non-controlling interest	(1,951,959)	(483,375)
Net income (loss) attributable to NetSol	$(851,156)	$1,778,257

Net income (loss) per share:
Net income (loss) per common share
Basic	$(0.08)	$0.15
Diluted	$(0.08)	$0.15

Weighted average number of shares outstanding
Basic	11,250,219	11,499,983
Diluted	11,250,219	11,499,983

NETSOL Technologies, Inc. and Subsidiaries
Schedule 3: Consolidated Statement of Cash Flows

	For the Years
	Ended June 30,
	2022	2021
Cash flows from operating activities:
Net income	$1,100,803	$2,261,632
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,812,273	3,956,314
Provision for bad debts	23,388	(332,325)
Goodwill impairment	214,044	-
Share of net loss from investment under equity method	2,021,480	253,819
Loss on sale of assets	205,288	191,935
Gain on forgiveness of loan	-	(469,721)
Stock based compensation	104,347	342,153
Changes in operating assets and liabilities:
Accounts receivable	(5,669,262)	6,861,454
Revenues in excess of billing	(1,273,693)	2,839,709
Other current assets	469,194	(857,708)
Accounts payable and accrued expenses	1,121,308	474,098
Unearned revenue	931,452	204,563
Net cash provided by operating activities	3,060,622	15,725,923

Cash flows from investing activities:
Purchases of property and equipment	(2,609,205)	(2,551,283)
Sales of property and equipment	349,058	188,233
Investment in associates	-	(155,500)
Net cash used in investing activities	(2,260,147)	(2,518,550)

Cash flows from financing activities:
Purchase of treasury stock	(100,106)	(2,364,781)
Purchase of subsidiary treasury stock	(950,352)	-
Proceeds from bank loans	941,841	1,898,013
Payments on finance lease obligations and loans - net	(1,270,104)	(698,797)
Net cash used in financing activities	(1,378,721)	(1,165,565)
Effect of exchange rate changes	(9,163,111)	1,496,516
Net increase (decrease) in cash and cash equivalents	(9,741,357)	13,538,324
Cash and cash equivalents at beginning of the period	33,705,154	20,166,830
Cash and cash equivalents at end of period	$23,963,797	$33,705,154

NETSOL Technologies, Inc. and Subsidiaries
Schedule 4: Reconciliation to GAAP

	For the Year Ended	For the Year Ended
	June 30, 2022	June 30, 2021

Net Income (loss) attributable to NetSol	$(851,156)	$1,778,257
Non-controlling interest	1,951,959	483,375
Income taxes	988,938	1,026,617
Depreciation and amortization	3,812,273	3,956,314
Interest expense	369,801	394,289
Interest (income)	(1,655,883)	(1,017,432)
EBITDA	$4,615,932	$6,621,420
Add back:
Non-cash stock-based compensation	104,347	342,153
Adjusted EBITDA, gross	$4,720,279	$6,963,573
Less non-controlling interest (a)	(2,903,457)	(1,588,701)
Adjusted EBITDA, net	$1,816,822	$5,374,872

Weighted Average number of shares outstanding
Basic	11,250,219	11,499,983
Diluted	11,250,219	11,499,983

Basic adjusted EBITDA	$0.16	$0.47
Diluted adjusted EBITDA	$0.16	$0.47

(a)The reconciliation of adjusted EBITDA of non-controlling interest to net income attributable to non-controlling interest is as follows

Net Income (loss) attributable to non-controlling interest	$1,951,959	$483,375
Income Taxes	258,468	147,688
Depreciation and amortization	1,096,709	1,115,734
Interest expense	109,361	121,740
Interest (income)	(526,567)	(319,674)
EBITDA	$2,889,930	$1,548,863
Add back:
Non-cash stock-based compensation	13,527	39,838
Adjusted EBITDA of non-controlling interest	$2,903,457	$1,588,701